UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019 (October 23, 2018)

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

525 S. Hewitt Street,
Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement: Background

OriginClear, Inc. (the “Company”) executed a convertible promissory note dated June 7, 2018 (the “June PowerUp Note”) in the amount of $43,000 in favor of PowerUp Lending Group Ltd. (“PowerUp”) and a second convertible promissory note dated August 28, 2018 in the amount of $38,000 in favor of PowerUp (the “August PowerUp Note,” and together with the June PowerUp Note, the “PowerUp Notes”).

On November 19, 2018, the Company received notice from PowerUp that the Company was in default under the PowerUp Notes due to a failure to timely file the Company’s Form 10-Q for the period ended September 30, 2018, resulting in an acceleration of amounts due under the PowerUp Notes.

PowerUp commenced an action against the Company and certain of its officers in the Supreme Court of New York, County of Nassau (the “Action”). By Order dated December 1, 2018, the court in the Action, among other things, directed the Company and its transfer agent to establish a share reserve for PowerUp’s benefit in the amount of 633,934,425 shares of common stock.

Settlement Agreement: Terms

On January 30, 2019, the Company entered into a settlement agreement with PowerUp, pursuant to which, in full and final settlement of all claims asserted by PowerUp against the Company related to the PowerUp Notes, PowerUp will elect to convert the PowerUp Notes, and upon the conversion of the PowerUp Notes (which the parties agreed to an aggregate outstanding balance of $127,403), the Company will issue to PowerUp shares of the Company’s common stock at the conversion price of 61% of the Market Price (a 39% discount to Market Price) as defined in the PowerUp Notes), and will reserve an aggregate of 835,429,598 shares for such conversions. The foregoing is merely a summary of the settlement agreement, and is qualified in its entirety by reference to the full text of the settlement agreement, which is attached as Exhibit 10.1 hereto.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 3(a)(10) under Securities Act of 1933, as amended.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.04.

On November 30, 2018, the Company received notice from a first note holder (“Note Holder 1”) that the Company was in default under a convertible promissory note, dated April 2, 2018 (the “April Note”), issued by the Company to Note Holder 1, in the outstanding principal amount of $118,166, due to, among other things, failure to deliver common stock upon conversion, resulting in an acceleration of the April Note. The Company is currently in discussions with Note Holder 1 regarding a resolution related to this default, including the aggregate amount due under the April Note, as increased due to the default.

On December 13, 2018, the Company received notice from Note Holder 1 that the Company was in default under a convertible promissory note dated May 31, 2018 (the “May Note”), issued by the Company to Note Holder 1 in the outstanding principal amount of $150,000, due to, among other things, the default under the April Note resulting in a cross-default under the May Note, resulting in an acceleration of the May Note. The Company is currently in discussions with Note Holder 1 regarding a resolution related to this default, including the aggregate amount due under the May Note, as increased due to the default.

On January 4, 2019, the Company received notice from a second note holder (“Note Holder 2”) that the Company had defaulted on the terms of a convertible promissory note, dated August 23, 2018, issued by the Company to Note Holder 2 (the “August Note”), in the outstanding principal amount of $40,550, due to failure to deliver shares of common stock upon conversion of the August Note and failure to replenish the reserve as required under the August Note, resulting in an acceleration of the August Note. The Company is currently in discussions with Note Holder 2 regarding a resolution related to this default, including the aggregate amount due under the August Note, as increased due to the default.

On or about October 23, 2018, the Company ceased making required factoring debt payments, and as a result defaulted on certain factored debt in the aggregate original purchase amount of $1,749,970, of which $650,646 remained outstanding as of such date owed to seven lenders. Certain of the lenders obtained judgments against the Company in the Supreme Court of the State of New York. The Company entered into renegotiation of the outstanding debt through a debt consolidator. The Company has settled and entered into monthly payment plans with three of the lenders and is currently in negotiations with the other four lenders for orderly repayment of the debt.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 to this report is incorporated by reference into this Item 3.02.

Private Placement

As previously reported, OriginClear, Inc. (the “Company”) filed a Series G Certificate of Designation with the Nevada Secretary of State on January 16, 2019. Pursuant to the Series G Certificate of Designation, the Company may issue up to 6,000 shares of the Series G preferred stock, each share of the Series G preferred stock having a stated value of $1,000. Pursuant to subscription agreements entered into with purchasers of the Series G preferred stock, the Company will also issue to each investor who has purchased shares of Series G preferred stock, shares of the Company’s common stock in an amount equal to, for each share of Series G preferred stock, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and the purchase price from such investor.

Between January 16, 2019 and January 31, 2019, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 85 shares of the Company’s Series G preferred stock for an aggregate purchase price of $85,000.

In connection with the Series G Certificate of Designation and subscription agreements entered into with investors, between January 16, 2019 and January 31, 2019, the Company issued an aggregate of 23,606,617 shares of its common stock to certain holders of its Series G Preferred Stock.

The securities referenced above were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D promulgated under the Securities Act.

Conversion of Notes

As previously reported, the Company entered into agreements by and between the Company and various investors by which investors hold convertible promissory notes convertible into shares of the Company’s common stock. Between January 30, 2019 and February 4, 2019, holders of convertible promissory notes converted an aggregate principal and interest amount of $106,133 into an aggregate of 143,514,532 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Consultant Issuances

On January 31, 2019, the Company issued to consultants an aggregate of 7,075,471shares of the Company’s common stock for services.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, on January 31, 2019, the Company issued an aggregate of 9,162,482 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement between the Company and PowerUp

10.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

February 6, 2019	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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